UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 21, 2009

Atlantic Broadband Finance, LLC

(Exact Name of Registrant As Specified In Charter)

Delaware	333-115504	20-0226936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batterymarch Park, Suite 405

Quincy, MA 02169

(Address of Principal Executive Offices, including Zip Code)

(617) 786-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Atlantic Broadband Finance, LLC (the “Company”) today announced that it has requested that its lenders approve certain amendments to the Company’s senior secured credit facility, which, among other things, would: (i) extend the maturity of revolving commitments and revolving loans held by revolving lenders who consent to such extension, (ii) extend the maturity of term loans held by term lenders who consent to such extension, (iii) increase the commitment fees and interest rates payable to holders of extended revolving commitments, extended revolving loans and extended term loans, (iv) permit the future incurrence of certain additional incremental indebtedness for the purpose of prepaying non-extended revolving loans and non-extended term loans and (v) include certain other modifications to the credit facility in connection with the foregoing. While the Company believes it will be able to obtain the requested amendments, there can be no assurance that the requisite lenders will agree to them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Broadband Finance, LLC
(Registrant)

/s/ Patrick Bratton
Date: May 21, 2009	Patrick Bratton
Vice President and Chief Financial Officer

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